ITEM 77Q(1)(g)

                       INVESCO GLOBAL HEALTH SCIENCES FUND
                      INVESCO COUNSELOR SERIES FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement) is made as of May 8, 2001, by and between (i) INVESCO Global Health Sciences Fund, a Massachusetts business trust duly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (1940 Act), with a principal place of business at 7800 E. Union Avenue, Denver, Colorado 80237 (Global Health Sciences
Fund), and (ii) INVESCO Counselor Series Funds, Inc., a Maryland corporation (Counselor Series), on behalf of a new segregated portfolio of assets (series) of Counselor Series named "INVESCO Advantage Global Health Sciences Fund" (Series). Counselor Series is a duly organized corporation under the laws of the State of Maryland duly registered as an open-end management company under the 1940 Act with a principal place of business at 7800 E. Union Avenue, Denver, Colorado 80237. The Series and Global Health Sciences Fund may be referred to herein collectively as the "Funds" or each individually as a "Fund."

This Agreement is intended to be, and is adopted as, a "plan of reorganization" within the meaning of the regulations under Section 368 of the Internal Revenue Code of 1986, as amended (Code), regarding a reorganization under Section 368(a)(1)(F) of the Code. The reorganization will comprise: (a) the transfer of all of the assets of Global Health Sciences Fund to the Series solely in exchange for Class A shares of common stock of the Series (Series Shares) and the assumption by the Series of Global Health Sciences Fund's liabilities; and
(b) the constructive distribution of such Series shares by Global Health Sciences Fund pro rata to its shareholders in complete liquidation, dissolution and termination of Global Health Sciences Fund in exchange for all of Global Health Sciences Fund's outstanding shares. On the Closing Date (as defined in
Section 6), Global Health Sciences Fund shall receive a number of full and fractional Series Shares having an aggregate net asset value equal to the value of the assets of Global Health Sciences Fund, less the liabilities of Global Health Sciences Fund, at the Valuation Time (as defined in Section 4), which Global Health Sciences Fund shall then distribute pro rata to its shareholders. The foregoing transactions are referred to herein as the "Reorganization." In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1.    REPRESENTATIONS AND WARRANTIES OF GLOBAL HEALTH SCIENCES FUND.

Global Health Sciences Fund represents and warrants to and agrees with the Series that:

(a) Global Health Sciences Fund is a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Global Health Sciences Fund is a closed-end management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus of Global Health Sciences Fund, dated January 16, 1992, and any information provided in the annual report of Global Health Sciences Fund for the year ended October 31, 2000 pursuant to Rule 8b-16(b) of the 1940 Act and previously furnished to the Series, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Global Health Sciences Fund, threatened against Global Health Sciences Fund which assert liability on the part of Global Health Sciences Fund. Global Health Sciences Fund knows of no facts which might form the basis for the institution of such proceedings;

(e) Global Health Sciences Fund is not in, and the execution, delivery, and performance of this Agreement in accordance with its terms will not result in, violation of any provision of its Declaration of Trust or By-laws, or, to the knowledge of Global Health Sciences Fund, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Global Health Sciences Fund is a party or by which Global Health Sciences Fund is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Global Health Sciences Fund is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Global Health Sciences Fund at or for the year ended October 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to the Series together with such unaudited financial statements and a Schedule of Investments (including market values) at and for the six month period ended April 30, 2001. Said Statements of Assets and Liabilities and Schedules of Investments fairly present the Fund's financial position as of their respective dates and said Statements of Operations, Statements of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Global Health Sciences Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as owed by it on its Statement of Assets and Liabilities as of April 30, 2001, and those incurred in the ordinary course of Global Health Sciences Fund's business as an investment company since April 30, 2001, except as otherwise disclosed in writing to and accepted by Counselor Series;

(h) The proxy statement filed with the Securities and Exchange Commission by Global Health Sciences Fund relating to the Reorganization (Proxy Statement) on the date such Proxy Statement is first sent to shareholders of Global Health Sciences Fund insofar as it relates to Global Health Sciences Fund, (i) complies in all material respects with the provisions of the Securities Act of 1933, as amended (1933 Act), the Securities Exchange Act of 1934, as amended (1934 Act), the 1940 Act, and the rules and regulations thereunder, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Proxy Statement insofar as it relates to Global Health Sciences Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of Global Health Sciences Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated without liability to Global Health Sciences Fund on or prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Global Health Sciences Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Global Health Sciences Fund has filed or will file all federal and state tax returns which, to the knowledge of Global Health Sciences Fund's officers, are required to be filed by Global Health Sciences Fund and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Global Health Sciences Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Global Health Sciences Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company ("RIC") for all of its prior taxable years and intends to meet such requirements for its current taxable year; its assets will be invested at all times through the Closing Date in a manner that ensures compliance with the foregoing; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

(m) All of the issued and outstanding shares of Global Health Sciences Fund are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law, and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Global Health Sciences Fund will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Counselor Series in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Global Health Sciences Fund will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Global Health Sciences Fund to be transferred to the Series pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Global Health Sciences Fund's portfolio securities and any such other assets as contemplated by this Agreement, the Series will acquire Global Health Sciences Fund's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course or that are disclosed to the Series) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of Global Health Sciences Fund, and this Agreement constitutes a valid and binding obligation of Global Health Sciences Fund enforceable in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity), subject to approval of the shareholders of the Fund.

2.    REPRESENTATIONS AND WARRANTIES OF COUNSELOR SERIES.

Counselor Series, on behalf of the Series, represents and warrants to and agrees with Global Health Sciences Fund that:

(a) The Series will be a series of Counselor Series, a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland that has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has or will have prior to the Closing Date all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Counselor Series is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect, and the Series is a newly organized series of Counselor Series, and, prior to the Closing Date, the Series has not and shall not have engaged in any business activities other than such activities as are directly related to organization of the Series in anticipation of the Reorganization and any other transactions contemplated hereby;

(c) Prior to the Closing Date, Counselor Series shall have on file with the Securities and Exchange Commission an effective Prospectus and Statement of Additional Information for the Series (Series Disclosure Documents) contemplating that the Series shall be managed as an open-end fund having the same investment objective as the Global Health Sciences Fund, as described in the Proxy Statement, and the Series Disclosure Documents shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Counselor Series, threatened against the Series which assert liability on the part of the Series. Counselor Series knows of no facts which might form the basis for the institution of such proceedings;

(e) Counselor Series is not in, and the execution, delivery, and performance of this Agreement in accordance with its terms will not result in, violation of any provision of its Articles of Incorporation or any Supplement thereto or any amendment thereof or Bylaws, or, to the knowledge of Counselor Series, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Counselor Series is a party or by which Counselor Series is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Counselor Series is a party or is bound;

(f) The Series has no liabilities of any nature, contingent or otherwise;

(g) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Series of the transactions contemplated by this Agreement, except such as have been obtained, or as may be contemplated hereby, under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(h) Counselor Series has filed or will file all federal and state tax returns which, to the knowledge of Counselor Series's officers, are required to be filed by Counselor Series and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Counselor Series' knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(i) The Series will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements of Subchapter M of the Code for qualification and treatment as a RIC for its taxable year in which the Reorganization occurs; and it intends to continue to meet all such requirements for the next taxable year;

(j) As of the Closing Date, the shares of beneficial interest of the Series to be issued to Global Health Sciences Fund will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable by the Series, and no shareholder of the Series will have any preemptive right of subscription or purchase in respect thereof;

(k) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of Counselor Series, and this Agreement constitutes a valid and binding obligation of Counselor Series enforceable in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity);

(l) The Proxy Statement on the date such Proxy Statement is first sent to shareholders of Global Health Sciences Fund insofar as it relates to Counselor Series, (i) complies in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Proxy Statement insofar as it relates to Counselor Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(m) The issuance of the Series Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws.

3.    REORGANIZATION.

Subject to the requisite approval of the shareholders of Global Health Sciences Fund and to the other terms and conditions contained herein, Global Health Sciences Fund agrees to assign, sell, convey, transfer, and deliver to the Series as of the Closing Date all of the assets of Global Health Sciences Fund of every kind and nature existing on the Closing Date. The Series agrees in exchange therefor: (i) to assume all of Global Health Sciences Fund's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Global Health Sciences Fund a number of full and fractional Class A shares of the Series having an aggregate net asset value equal to the value of the assets of Global Health Sciences Fund less the liabilities of Global Health Sciences Fund, determined as provided for under Section 4.

The assets of Global Health Sciences Fund to be acquired by the Series shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, chooses in action, and other property owned by Global Health Sciences Fund, and any deferred or prepaid expenses (other than deferred organizational expenses) shown as an asset on the books of Global Health Sciences Fund on the Closing Date. Global Health Sciences Fund will pay or cause to be paid to the Series any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to the Series hereunder, and the Series will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

The liabilities of Global Health Sciences Fund to be assumed by the Series shall include all of Global Health Sciences Fund's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Global Health Sciences Fund agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Global Health Sciences Fund will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time, the Series Shares in exchange for such shareholders' shares of beneficial interest in Global Health Sciences Fund and Global Health Sciences Fund will be liquidated and dissolved in accordance with the trust law of the Commonwealth of Massachusetts and Global Health Sciences Fund's Declaration of Trust. Such distribution shall be accomplished by the Series' transfer agent opening accounts on the Series' share transfer books in the names of the Global Health Sciences Fund shareholders and transferring the Series Shares thereto. Each Global Health Sciences Fund shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Series Shares due that shareholder. All outstanding Global Health Sciences Fund shares, including any represented by certificates, shall simultaneously be canceled on Global Health Sciences Fund's share transfer records. The Series shall not issue certificates representing the Series Shares in connection with the Reorganization.

Any reporting responsibility of Global Health Sciences Fund is and shall remain its responsibility up to and including the date on which it is terminated.

Any transfer taxes payable upon issuance of the Series Shares in a name other than that of the registered holder on Global Health Sciences Fund's books of the Global Health Sciences Fund shares constructively exchanged for the Series Shares shall be paid by the person to whom such Series Shares are to be issued, as a condition of such transfer.

4.    VALUATION.

The Valuation Time shall be as of the close of regular trading on the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (Valuation Time).

As of the Closing Date, the Series will deliver to Global Health Sciences Fund the number of Series Shares having an aggregate net asset value equal to the value of the assets of Global Health Sciences Fund transferred hereunder less the liabilities of Global Health Sciences Fund, determined as provided in this
Section 4.

The net asset value per share of the Series to be delivered to Global Health Sciences Fund, the value of the assets of Global Health Sciences Fund transferred hereunder, and the liabilities of Global Health Sciences Fund to be assumed hereunder, shall, in each case, be determined as of the Valuation Time.

All computations pursuant to this Section shall be made by or under the direction of INVESCO Funds Group, Inc., in accordance with its regular practice as pricing agent for the Funds.

5.    FEES; EXPENSES.

(a) Global Health Sciences Fund shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement. Any portfolio transaction expenses incurred in the purchase and sale of securities in connection with the transactions contemplated by this Agreement which may be attributable to the Series will be borne by the Series.

(b) Each of the Series and Global Health Sciences Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6.    CLOSING DATE.

The Reorganization, together with related acts necessary to consummate the same (Closing), unless otherwise provided herein, shall occur at the principal office of the Funds, 7800 E. Union Avenue, Denver, Colorado, as of the Valuation Time on a date determined by both the Board of Trustees of Global Health Sciences Fund and the Board of Directors of Counselor Series, or at some other time and place agreed to by Global Health Sciences Fund and Counselor Series (Closing
Date).

If on the Closing Date: (i) any of the markets for securities held by Global Health Sciences Fund is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Global Health Sciences Fund, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

If, prior to the Closing Date, either the Board of Trustees of Global Health Sciences Fund or the Board of Directors of Counselor Series determines in its sole discretion that it is either impracticable or inadvisable to consummate the Reorganization on the Closing Date due to adverse market developments or otherwise, the parties may determine to delay the Closing Date to such time as shall be mutually agreed by the parties hereto or to terminate this Agreement in its entirety in accordance with the provisions of Section 12 hereof.

7.    SHAREHOLDER MEETING AND TERMINATION OF GLOBAL HEALTH SCIENCES FUND.

Global Health Sciences Fund agrees to call a meeting of its shareholders to consider transferring its assets to the Series as herein provided, approving this Agreement, and authorizing the liquidation of Global Health Sciences Fund.

Global Health Sciences Fund agrees that as soon as reasonably practicable after distribution of the Series Shares, Global Health Sciences Fund shall be terminated and dissolved pursuant to the trust laws of the Commonwealth of Massachusetts and its Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Global Health Sciences Fund shall not conduct any business except in connection with its liquidation, dissolution and termination.

8.    CONDITIONS TO OBLIGATIONS OF COUNSELOR SERIES.

Counselor Series' obligations hereunder shall be subject to satisfaction of the following conditions, at or before the Closing:

That Global Health Sciences Fund furnishes to Counselor Series a statement, dated as of the Closing Date, signed by an officer of Global Health Sciences Fund, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Global Health Sciences Fund made in this Agreement are true and correct in all material respects and that Global Health Sciences Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

That Global Health Sciences Fund furnishes the Counselor Series with copies of the resolutions, certified by an officer of Global Health Sciences Fund, evidencing the approval of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest in Global Health Sciences Fund;

That, on or prior to the Closing Date, Global Health Sciences Fund declares one or more dividends or other distributions which, together with all previous such dividends or other distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Global Health Sciences Fund substantially all of Global Health Sciences Fund's investment company taxable income and all of its net realized capital gain (each determined without regard to the deduction for dividends paid), if any, as of the Closing Date;

Global Health Sciences Fund's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the assets, including all portfolio securities, transferred by Global Health Sciences Fund to the Series, as reflected on the Series' books immediately after the Closing, does or will conform to that information on Global Health Sciences Fund's books immediately before the Closing.

That Global Health Sciences Fund's custodian delivers to the Series a certificate identifying the assets of Global Health Sciences Fund held by such custodian as of the Valuation Time and stating that as of the Valuation Time:
(i) the assets held by the custodian will be transferred to the Series; (ii) Global Health Sciences Fund's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

That Global Health Sciences Fund's transfer agent delivers to Counselor Series at the Closing a certificate setting forth the number of shares of Global Health Sciences Fund outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

That Global Health Sciences Fund calls a meeting of its shareholders to consider transferring its assets to the Series and authorizing the liquidation and termination of Global Health Sciences Fund, all as herein provided;

That Global Health Sciences Fund delivers to Counselor Series a certificate of an officer of Global Health Sciences Fund, dated as of the Closing Date, that there has been no material adverse change in Global Health Sciences Fund's financial position since April 30, 2001, other than changes in the market value of its portfolio securities, or changes due to dividends paid, or losses from operations; and

That all of the issued and outstanding shares of beneficial interest in Global Health Sciences Fund shall have been offered for sale and sold by Global Health Sciences Fund in conformity with all applicable state securities laws and, to the extent that any audit of the records of Global Health Sciences Fund or its transfer agent by Counselor Series or its agents shall have revealed otherwise, Global Health Sciences Fund shall have taken all actions that in the opinion of Counselor Series are necessary to remedy any prior failure on the part of Global Health Sciences Fund to have offered for sale and sold such shares in conformity with such laws.

9.    CONDITIONS TO OBLIGATIONS OF GLOBAL HEALTH SCIENCES FUND.

Global Health Sciences Fund's obligations hereunder shall be subject to satisfaction of the following conditions, at or before the Closing:

That Counselor Series shall have executed and delivered to Global Health Sciences Fund an Assumption of Liabilities, certified by an officer of Counselor Series, dated as of the Closing Date, pursuant to which the Series assumes all of the liabilities of Global Health Sciences Fund existing at the Valuation Time;

That Counselor Series furnishes to Global Health Sciences Fund a statement, dated as of the Closing Date, signed by an officer of Counselor Series, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Counselor Series made in this Agreement are true and correct in all material respects, and Counselor Series has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

That Global Health Sciences Fund shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Counselor Series, to the effect that the Series Shares are duly authorized and upon delivery to Global Health Sciences Fund as provided in this Agreement will be validly issued and will be fully paid and nonassessable by the Series and no shareholder of the Series has any preemptive right of subscription or purchase in respect thereof.

10.   CONDITIONS TO OBLIGATIONS OF COUNSELOR SERIES AND GLOBAL HEALTH SCIENCES
      FUND.

Counselor Series' and Global Health Sciences Fund's obligations hereunder shall be subject to satisfaction of the following conditions, at or before the
Closing:

That the transactions contemplated by this Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest in Global Health Sciences Fund;

That on or before the Closing Date, the Securities and Exchange Commission (SEC) shall have declared effective the Series Disclosure Documents meeting the requirements of Section 2(c) hereof;

That neither the Trustees of Global Health Sciences Fund nor the Directors of Counselor Series shall have made and not withdrawn a determination that the Reorganization is either impracticable or inadvisable due to adverse market developments or otherwise, as described in Section 6(c) hereof;

That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the SEC and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Counselor Series or Global Health Sciences Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Counselor Series or Global Health Sciences Fund, provided that either party hereto may for itself waive any of such conditions;

That all proceedings taken by Counselor Series or Global Health Sciences Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Counselor Series and its counsel, Kirkpatrick & Lockhart LLP, and Global Health Sciences Fund and its counsel, Kirkpatrick & Lockhart LLP;

That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement; and

That Counselor Series and Global Health Sciences Fund shall have received an opinion of Kirkpatrick & Lockhart LLP, satisfactory to each of them, that for federal income tax purposes:

The acquisition by the Series of all the assets of Global Health Sciences Fund in exchange solely for the Series Shares and the assumption by the Series of Global Health Sciences Fund's liabilities, followed by the distribution by Global Health Sciences Fund of the Series Shares to the shareholders of Global Health Sciences Fund pursuant to the complete liquidation of Global Health Sciences Fund and in exchange for their Global Health Sciences Fund shares, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and Global Health Sciences Fund and the Series will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

No gain or loss will be recognized by Global Health Sciences Fund upon the transfer of all of its assets to the Series, in exchange solely for shares of beneficial interest of the Series and the assumption by the Series of Global Health Sciences Fund's liabilities, followed by Global Health Sciences Fund's subsequent distribution of those shares to shareholders in liquidation of Global Health Sciences Fund.

No gain or loss will be recognized by the Series upon receipt of the assets of Global Health Sciences Fund in exchange solely for the Series Shares and its assumption of Global Health Sciences Fund's liabilities.

The shareholders of Global Health Sciences Fund will recognize no gain or loss upon the exchange of their Global Health Sciences Fund shares solely for Series Shares. The basis of Global Health Sciences Fund's assets in the hands of the Series will be the same as the basis of those assets in the hands of Global Health Sciences Fund immediately prior to the Reorganization.

The basis of Series Shares in the hands of Global Health Sciences Fund shareholders will be the same as their basis in Global Health Sciences Fund shares to be exchanged therefor.

The Series' holding period with respect to the assets received from Global Health Sciences Fund will include the period for which such assets were held by Global Health Sciences Fund.

The holding period of Series Shares to be received by each Global Health Sciences Fund shareholder will include the period during which Global Health Sciences Fund shares to be surrendered in exchange therefore were held, provided such Global Health Sciences Fund shares were held as capital assets by that shareholder on the date of the Reorganization.

The Reorganization will not result in the termination of Global Health Sciences Fund's taxable year and Global Health Sciences Fund's tax attributes enumerated in Section 381(c) of the Code will be taken into account by the Series as if there had been no Reorganization.

The qualification of each of Fund as a RIC under Sections 851 through 855 of the Code will not be affected as a result of the Reorganization, except that, upon the liquidation and dissolution of Global Health Sciences Fund, it will no longer qualify as a RIC.

Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this subsection 10(g).

11.   COVENANTS OF THE SERIES AND GLOBAL HEALTH SCIENCES FUND.

Global Health Sciences Fund covenants to operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and other distributions;

The Series covenants that, between the date hereof and the Closing Date, it shall not engage in any business activities other than such activities as are directly related to organization of the Series in anticipation of the Reorganization and any other transactions contemplated hereby;

Global Health Sciences Fund covenants that it is not acquiring the Series Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

Global Health Sciences Fund covenants that it will assist Counselor Series in obtaining such information as Counselor Series reasonably requests concerning the beneficial ownership of Global Health Sciences Fund's shares; and

Global Health Sciences Fund covenants that its liquidation and termination will be effected in the manner provided in the General Corporation Law of the State of Maryland and its Articles of Incorporation in accordance with applicable law and after the Closing Date, Global Health Sciences Fund will not conduct any business except in connection with its liquidation and termination.

12.   TERMINATION.

Counselor Series and Global Health Sciences Fund may terminate this Agreement by mutual agreement. In addition, either Counselor Series or Global Health Sciences Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met. In the event of any such termination, there shall be no liability for damages on the part of Global Health Sciences Fund or Counselor Series, or their respective Trustees/Directors or officers.

13.   SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the State of Maryland.

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Counselor Series or Global Health Sciences Fund; provided, however, that following the shareholders' meeting called by Global Health Sciences Fund pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Series Shares to be paid to Global Health Sciences Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

Except as expressly provided otherwise herein, either Counselor Series or Global Health Sciences Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of its shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14.   DECLARATION OF TRUST.

A copy of Global Health Sciences Fund's Declaration of Trust, as restated and amended, is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of Global Health Sciences Fund as trustees, and not individually and that the obligations of Global Health Sciences Fund under this instrument are not binding upon any of Global Health Sciences Fund's Trustees, officers, or shareholders, as the case may be, individually but are binding only upon the assets and property of Global Health Sciences Fund. Each of Counselor Series and Global Health Sciences Fund agrees that its obligations hereunder apply only to it and not to its shareholders individually or to the Trustees or Directors thereof.

15.   ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.





INVESCO Global Health Sciences Fund



/s/ Ronald L. Grooms
--------------------
Ronald L. Grooms
Treasurer




INVESCO Counselor Series Funds, Inc., on behalf of its portfolio INVESCO Advantage Global Health Sciences Fund



/s/ Mark H. Williamson
-----------------------
Mark H. Williamson
President

                                    AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                     BETWEEN
                       INVESCO GLOBAL HEALTH SCIENCES FUND
                                       AND
                       INVESCO COUNSELOR SERIES FUND, INC.
     ON BEHALF OF ITS SERIES, INVESCO ADVANTAGE GLOBAL HEALTH SCIENCES FUND

     This Amendment is entered into this 15th day of May 2001, between INVESCO Global Health Sciences Fund ("Global Health Sciences Fund"), a Massachusetts business trust, and INVESCO Counselor Series Funds, Inc. ("Counselor Series"), a Maryland corporation, on behalf of its series, INVESCO Advantage Global Health Sciences Fund ("Series").

     WHEREAS, Global Health Sciences Fund and Counselor Series, on behalf of its Series, have entered into an Agreement and Plan of Reorganization dated as of May 8, 2001 ("Agreement"); and

     WHEREAS  Global Health  Sciences Fund and Counselor  Series desire to amend
Section 1(i) of the Agreement;

     NOW THEREFORE, the parties hereto covenant and agree that Section 1(i) of the Agreement shall be amended to read in its entirety as follows:

     (i) All material contracts and commitments of Global Health Sciences Fund (other than (1) this Agreement; (2) investment contracts, including options, futures and forward contracts; (3) the Special Custody Account Agreement between Global Health Sciences Fund and Bear Stearns Securities Corporation; and (4) the Special Custody Account Agreement between Global Health Sciences Fund and Herzog, Heine, Geduld) will be terminated without liability to Global Health Sciences Fund on or prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first-above written.

                              INVESCO GLOBAL HEALTH SCIENCES FUND



                              By: /s/ Ronald L. Grooms
                                  ---------------------------
                                  Ronald L. Grooms, Treasurer


                              INVESCO COUNSELOR SERIES FUNDS, INC.
                                ON BEHALF OF ITS SERIES,
                                INVESCO ADVANTAGE GLOBAL HEALTH SCIENCES FUND



                              By: /s/ Mark H. Williamson
                                  -----------------------------
                                  Mark H. Williamson, President